UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): March 5, 2014

ANSYS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-20853	04-3219960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

275 Technology Drive, Canonsburg, PA	15317
(Address of Principal Executive Offices)	(Zip Code)

(Registrant’s Telephone Number, Including Area Code) (724) 746-3304

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 5, 2014, the Compensation Committee of ANSYS, Inc. (the “Company”) approved an amendment and restatement of the ANSYS, Inc. Amended and Restated Long-Term Incentive Plan, which was previously filed as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on August 6, 2010. The ANSYS, Inc. Second Amended and Restated Long-Term Incentive Plan (the “Restated Long-Term Incentive Plan”) will apply to awards made beginning in 2014 and in subsequent years, but does not change any of the terms and conditions of awards previously made under such plan. The Restated Long-Term Incentive Plan continues to award a target number of restricted stock units that can be earned based upon the percentage total shareholder return of the Company’s common stock over a defined performance period (the “Total Shareholder Return”) as compared to the percentage appreciation of the NASDAQ Composite Total Returns Index (the “Index”) over the same period of time. However, the Restated Long-Term Incentive Plan divides each three-year performance period (the “Performance Measurement Period”) into three sub-periods of overlapping one, two and three-year periods, with one-third of the target number of restricted stock units allocated to each sub-period. A participant may earn between 0% to 150% of the applicable portion of the target award in each sub-period, but any such earned portion of the target award will not become vested and settled unless the participant remains employed with the Company until the end of the full three-year performance cycle. 100% of the applicable portion of the target award for each sub-period will be earned if Total Shareholder Return equals the Index over the same period. The applicable portion of the target award will be reduced by three percentage points for each percent by which the Index exceeds Total Shareholder Return but with the applicable portion of the target reduced to 0% if the Index exceeds Total Shareholder Return by 25% or more. In addition, 0% of the applicable portion of the target will be earned for any sub-period in which there is both a negative Total Shareholder Return and the Index exceeds Total Shareholder Return. The applicable portion of the target award will be increased by two percentage points for each percent by which Total Shareholder Return exceeds the Index, up to maximum of 150% of the target. If, however, there is negative Total Shareholder Return that still exceeds the Index, a maximum of 100% of the target may be earned for such period. Under the Restated Long-Term Incentive Plan, a participant can also obtain retroactive credit for a previous sub-period within the same Performance Measurement Period if Total Shareholder Return as compared to the Index over the full three-year Performance Measurement Period is greater than the comparative Total Shareholder Return against the Index in any earlier one or two year sub-period within the full three-year Performance Measurement Period. The foregoing summary of the Restated Long-Term Incentive Plan is qualified in its entirety by reference to the copy of the Restated Long-Term Incentive Plan, which is being filed with this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

In connection with the adoption of the Restated Long-Term Incentive Plan, on March 5, 2014, the Compensation Committee of the Company also approved a new form of performance-based restricted stock unit agreement to be used for awards granted thereunder based on Total Shareholder Return, as described above, which is being filed with this Current Report on Form 8-K as Exhibit 10.2, and incorporated herein by reference, as well as a new form of performance-based restricted stock unit agreement to be used for awards granted under the ANSYS, Inc. Fourth Amended and Restated 1996 Stock Option and Grant Plan based on the achievement of certain performance criteria, to be determined by the Compensation Committee of the Company, which is being filed with this Current Report on Form 8-K as Exhibit 10.3, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

10.1	ANSYS, Inc. Second Amended and Restated Long-Term Incentive Plan.

10.2	Form of Performance-Based Restricted Stock Unit (Total Shareholder Return) Award under the ANSYS, Inc. Second Amended and Restated Long-Term Incentive Plan.

10.3	Form of Performance-Based Restricted Stock Unit Award under the ANSYS, Inc. Fourth Amended and Restated 1996 Stock Option and Grant Plan.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANSYS, INC.

Date: March 11, 2014	By:	/s/ Sheila S. DiNardo
Sheila S. DiNardo – Vice President, General Counsel & Secretary

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit

10.1	ANSYS, Inc. Second Amended and Restated Long-Term Incentive Plan.

10.2	Form of Performance-Based Restricted Stock Unit (Total Shareholder Return) Award under the ANSYS, Inc. Second Amended and Restated Long-Term Incentive Plan.

10.3	Form of Performance-Based Restricted Stock Unit Award under the ANSYS, Inc. Fourth Amended and Restated 1996 Stock Option and Grant Plan.